Confidential Material omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.

Exhibit 4.34

Nortel Confidential

Nortel Networks Agreement No. 011449
Nortel Networks Amendment No. 011449-9

AMENDMENT #9

(File # 011449-9)

To

OEM PURCHASE, SALE AND SUPPORT AGREEMENT (“Agreement”)

BETWEEN SELLER CORPORATION AND NORTEL NETWORKS LIMITED

This Amendment No. 9 to the OEM Purchase, Sale and Support Agreement by and between Nortel Networks Limited, a Canada corporation with offices located at 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada L6T 5P6 (“Nortel Networks”) and AudioCodes Ltd., an Israeli corporation with offices located at 1 Hayarden Street, 70151 Airport City, Lod,, Israel (Seller), will be effective as of October 30, 2007.

WHEREAS, Nortel Networks and Seller entered into an OEM Purchase, Sale and Support Agreement (“Agreement”) with an Effective Date of April 28, 2003; and

WHEREAS, effective as of June 1, 2003 Nortel Networks and Seller amended the Agreement for the purposes of revising the terms and conditions of the Agreement pertaining to the sale and purchase of “Norstar Gateway Products” (“Amendment 1”); and

WHEREAS, effective as of January 1, 2005 Nortel Networks and Seller amended the Agreement for the purposes of Seller obligating itself to pay over a cash incentive to promote and sell AudioCodes’ Mediant 5000 Trunk Gateway Product (i.e., the Nortel Media Gateway 3500) (“Gateway 3500”) (“Amendment 2”); and

WHEREAS, effective as of February 15, 2005 Nortel Networks and Seller amended the Agreement for the purposes of adding an OEM Interface License to the Agreement to address interoperability issues with regard to certain Products described therein (“Amendment 3”); and

WHEREAS, effective as of January 1, 2005 Nortel Networks and Seller amended the Agreement for the purposes of updating M5K pricing and amending various contract terms and conditions (“Amendment 4”); and

WHEREAS, effective as of January 1, 2005 Nortel Networks and Seller amended the Agreement for the purposes of updating Support provisions (“Amendment 5”); and

WHEREAS, effective as of April 1, 2005 Nortel Networks and Seller amended the Agreement for the purposes of Seller’s obtaining the use of Nortel Network’s code-signing certificate and private key in relation to a Nortel Network’s customer’s use of the Mediant Products (“Amendment 6”); and

WHEREAS, effective as of December 15, 2006 Nortel Networks and Seller amended the Agreement for the purposes of modifying payment terms (“Amendment 7”); and

WHEREAS, effective as of June 1, 2007 Nortel Networks and Seller amended the Agreement for the purposes of updating the Product and Price list (“Amendment 8”); and

WHEREAS, Nortel Networks and Seller wish to further amend the Agreement for the purposes of updating certain contract terms and adding the “Mediant 3000 and MediaPack Gateway products;

Nortel Confidential

NOW, THEREFORE, in consideration of the premises and the promises set forth herein, the parties agree to amend the Agreement as follows:

I.	Add Exhibit A-10 “Mediant 3000 and MediaPack Gateways Product List, Prices, Discounts, Delivery and NRE Payments” to the Agreement, attached to and incorporated in this Amendment 9 as Attachment 1.

II.	For the Products described in Exhibit A-10, Section 7.4 of the Agreement is hereby deleted in its entirety and replaced by the following Section 7.4:

“7.4

Seller will accept Blanket Purchase Orders and Releases or P.O.’s, if the orders or Releases comply with this Agreement. Seller will acknowledge acceptance of the orders and Releases in writing (e.g., e-mail, fax web or html response) within three (3) business days of its receipt of the order or Release unless stated otherwise in Exhibit A-10. Nortel Networks or the purchasing Subsidiary or Affiliate may cancel at its convenience any part of a P.O., Blanket Purchase Order or Release (i) without charge if the cancellation occurs more than **** (****) calendar days before the Delivery Date; and (ii) subject a cancellation fee of **** percent (****%) of the cancelled portion if the cancellation occurs more than **** (****) calendar days (but not more than **** (****) calendar days) before the Delivery Date. Nortel Networks or the purchasing Subsidiary or Affiliate may not cancel any part of a P.O., Blanket Purchase Order or Release less than **** (****) calendar days before the Delivery Date.”

III.	For Products described in Exhibit A-10, Section 8.4 of the Agreement is hereby deleted in its entirety and replaced by the following Section 8.4:

“8.4

Rescheduling Delivery Date – At no additional charge Nortel Networks may reschedule each Delivery Date in accordance with the applicable Product rescheduling schedule in Exhibit A-10. Nortel Networks may defer once per Purchase Order (reschedule) all or part of the Products ordered under any Purchase Order for as long as **** (****) calendar days beyond the scheduled Delivery Date provided notice of such deferral is given to Seller at least fifteen (15) days prior to the scheduled Delivery Date. If Products rescheduled under this section are subsequently canceled, cancellation shall be based on the original scheduled Delivery Date.”

“The aggregated quarterly volume of Products cancelled and/or rescheduled under Exhibit A-10 shall not exceed $**** US dollars.”

IV.	For Products described in Exhibit A-10, the first sentence of Section 11.2 of the Agreement is hereby deleted in its entirety and replaced by the following sentence:

“Seller warrants that for **** (****) years, starting concurrently with the applicable Product Warranty Period, (Epidemic Failure Warranty Period), a Product will not experience Epidemic Failure. “Epidemic Failure” means that within either (a) the total population of units of a Product installed at Nortel’s customers’ sites (collectively, the Installed Base) or (b) a particular release/version, manufacturing lot or series of manufacturing lots, or other subset of the Installed Base (Subpopulation), a minimum of **** (****) units of a Product within that Installed Base or Subpopulation has experienced a failure to conform to the Specifications and the Product failure rate has exceeded both (i) a Cumulative Failure Rate, as defined in Exhibit P (attached to and incorporated in this Amendment 9 as Attachment 2), of **** percent (****%) and (ii) a Failure In Time of Service or “FITS” Rate, as defined in Exhibit P (attached to and incorporated in this Amendment 9 as Attachment 2), of **** percent (****%) per year. The parties will use the formulas set out in Exhibit P to determine whether an Epidemic Failure has occurred.”

Notwithstanding the above, the parties shall jointly review this Epidemic Failure warranty before March 31, 2008 and make modifications that may be necessary based on the “Mean Time Between Failure” rates and other reliability data for the Products.

V.	Add new Subsection 6.6 to the Agreement as follows:

“6.6

Seller will conduct first piece evaluation when requested by Nortel Networks in writing if any of the following occur (i) Significant change in manufacturing process (manufacturing location change, manufacturing line is moved, introduction of a new manufacturing technique, etc); (ii) Changes that affect product fit, form and changes that degrade function or quality; (iii) Change in configuration, components, or sub-component parts that affect product fit, form, function or quality to the degree they constitute a change in “form fit and function” as defined in ii.; and (iv) a break in production or process, for all AudioCodes customers, in excess of **** (****) months unless otherwise specified time frame.”

VI.

For the Products described in Exhibit A-10, Seller will provide Technical Support and Repair Services as set forth in Exhibits C and H of the Agreement. The parties agree that they will work together in good faith to renegotiate the existing “technical support charges” (“TSC’s”) as set forth in Amendment #5 to the Agreement by March 31, 2008. If the parties do not reach an agreement on TSC’s by March 31, 2008 for the total portfolio of Seller’s Products; then Seller will provide Technical Support and Repair Services for the Products in Exhibit A-10 on terms and TSC’s that the parties shall mutually agree upon. For the avoidance of doubt (a) Nortel is not obligated to purchase Technical Support; (b) Seller is not obligated to provide Technical Support and Repair Services for the Products in Exhibit A-10 if Nortel does not purchase Technical Support; and (c) Seller’s TSC’s for the Products in Exhibit A-10 will be at a market competitive rate, currently acknowledged by the parties to be **** – **** percent of the Price.

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Nortel Confidential

VII.	Add new Subsections 5 and 6 to Exhibit J of the Agreement as follows:

“5.

Export Control - Seller will comply with all applicable import, export and re-export control laws and regulations of the countries having jurisdiction with respect to the export of Products and technology related to the Product or included in Seller’s providing the Services, including U.S. ‘deemed export’ and re-exporting regulations. Seller shall be able to demonstrate such compliance to Nortel. Seller will ensure that its workers comply with export laws and regulations including, but not limited to, tangible and intangible transfers of product or technology and deemed exports (as “deemed exports” is defined and used in U.S. export control law). Seller will apply for all licenses necessary for the export of Software/Hardware or technology being sold to Nortel and notify Nortel when the license is granted, and, if not granted, why the license was denied. Seller will submit license applications in a timely manner and advise Nortel in writing of any anticipated delays in shipping that may result from delayed approval of an application; Seller represents and warrants that Section 6 of Exhibit J contains a complete list of Export Control Classification Numbers (ECCN), or their equivalent, encryption mechanisms and all other information pertaining to export controls, country of origin and preferential trade agreements that is applicable to the product as of the Effective Date of the Agreement. Seller shall provide to Nortel notice ninety (90) days in advance of any change to such export and/or CoO information and Exhibit J shall be deemed amended accordingly.

	6.	Export Regulations Information:

6.1

Seller shall provide information and support reasonably necessary for Nortel to obtain Seller Export Control Classification Numbers (ECCN – designating a category of commodities of technology listed in the Commerce Control List of the US Export Administration Regulations) or Export Control Number (ECN as designated in other countries control lists), and Commodity Classification Automated Tracking System (CCATS – that regulate the use of their hardware/software) for the Products in a timely manner.

6.2	Seller’s Products use the following encryption mechanisms and key lengths (Seller will provide technical specifications, where required, to enable Nortel to apply for any necessary licenses):

Name of Algorithm	Type of Algorithm	Bit Strength	Purpose of Algorithm

****	Symmetric	****	Encryption

****	Symmetric	****	Encryption

****	Symmetric	****	Encryption

****	Symmetric	****	Encryption

****	Symmetric	****	Authentication

****	Symmetric	****	Authentication

****	Asymmetric	****	Authentication and Key Management

****	Asymmetric	****	Key Management

Seller will inform Nortel of any changes to the Product regarding encryption and new encryption algorithms used during the term.

		6.3	Other information pertaining to export regulations including other restrictions, if required.

VIII.	Add new Subsection (g) to Exhibit B of the Agreement as follows:

	g)	Nortel Corporate Standard CS152.34 - Two Dimensional Bar Coding.

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Nortel Confidential

IN WITNESS WHEREOF, the parties have caused this Amendment No. 9 to the Agreement to be signed by their duly authorized representatives.

NORTEL NETWORKS LIMITED	AUDIOCODES LTD.

By: ________________________________________	By: ________________________________________

Print Name: _________________________________	Print Name: _________________________________

Title: ______________________________________	Title: _______________________________________

Date: ______________________________________	Date: _______________________________________

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Nortel Confidential

ATTACHMENT 1

EXHIBIT A-10

Mediant 3000 and MediaPack Gateways Product List

Prices, Discounts, Delivery and NRE payments

Part I: Product Prices

Seller Part No. for the Product	Seller Product Description	Nortel CPC	Nortel PEC	Standard Product Price after Nortel’s cumulative total purchases of Mediant 3000 exceeds $**** US	Special Product Price until Nortel’s cumulative total purchases of Mediant 3000 equals $**** US	Product Lead time	RoHS-5/6 compliant? (Yes/No)
M3K/8410/CG - 8 T1s M3K/8410/CG/8T1/NG	Includes: • Carrier Grade chassis • 1+1 TP8410 8T1s • EMS board licenses • RTM’s • 1+1 Alarm cards	To be assigned	To be assigned	$****	$****	4 weeks	Yes
M3K/8410/CG - 12 T1s M3K/8410/CG/12T1/NG	Includes: • Carrier Grade chassis • 1+1 TP8410 12T1s • EMS board licenses • RTM’s • 1+1 Alarm cards	To be assigned	To be assigned	$****	$****	4 weeks	Yes
M3K/8410/CG - 16 T1s M3K/8410/CG/16T1/NG	Includes: • Carrier Grade chassis • 1+1 TP8410 16T1s • EMS board licenses • RTM’s • 1+1 Alarm cards	To be assigned	To be assigned	$****	$****	4 weeks	Yes
M3K/8410/CG - 21 T1s M3K/8410/CG/21T1/NG	Includes: • Carrier Grade chassis • 1+1 TP8410 21T1s • EMS board licenses • RTM’s • 1+1 Alarm cards	To be assigned	To be assigned	$****	$****	4 weeks	Yes
M3K/8410/CG - 42 T1s M3K/8410/CG/42T1/NG	Includes: • Carrier Grade chassis • 1+1 TP8410 42T1s • EMS board licenses • RTM’s • 1+1 Alarm cards	To be assigned	To be assigned	$****	$****	4 weeks	Yes
M3K/8410/CG - 84 T1s M3K/8410/CG/84T1/NG	Includes: • Carrier Grade chassis • 1+1 TP8410 84T1s • EMS board licenses • RTM’s • 1+1 Alarm cards	To be assigned	To be assigned	$****	$****	4 weeks	Yes
HW/SA/STRATUM3	Optional Timing/BITS module	To be assigned	To be assigned	$****	$****	4 weeks	Yes
SW/EMS/SERVER/BASIC	EMS Basic Server Software Package	To be assigned	To be assigned	$****	$****	1 week	Yes
MP112R/2FXS/3AC/SIP-3	2 Channels analog (FXS) media gateway	To be assigned	To be assigned	$****	$****	4 weeks	Yes
MP-124 /FXS	24 Channels analog (FXS) media gateway	To be assigned	To be assigned	$****	$****	4 weeks	Yes

Additional notes and terms:

1.     All product prices are protected against increases throughout the term of any contract arising from the quotation

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Nortel Confidential

2.

Above prices are applicable to the specific configurations and Specifications listed above and in Part IV below. Nortel and Seller shall separately agree upon pricing and other terms for any configurations and/or Specifications not listed above and/or in Part IV below.

3.

EMS Basic Server Software Package is licensed to manage (a) up to 50 Mediant 3000 (M3K) Media Gateways and (b) up to 1000 MediaPack (MP) analog Media Gateways. For clarity, EMS HW is not included in the EMS Basis Server Software package price.

Ordering Flexibility

1.

Seller will hold safety stock to support a **** (****) calendar week lead-time. Safety stock levels are calculated based on demand variability, component lead-time and meeting customer service at ****% service level. Nortel will provide method for calculating safety stock.

2.	Seller will accept orders for up to ****% more Product than forecasted, and will deliver such Products within the four (4) calendar week lead-time.

3.	Unconsumed inventory of components driven by the Nortel forecast within agreed to lead-time will be jointly reviewed on a quarterly basis.

4.

Seller is to use best purchasing practices to reduce excess inventory over Seller’s entire demand, and use best efforts to apply unconsumed inventory to other products and customer orders. At the end of twelve (12) months, Nortel agrees to purchase (at Seller’s original cost) unconsumed inventory of components that are unique to the Nortel solution and can not be utilized on any other of Seller’s products, regardless of whether there is demand for those other products or not.

5.	Nortel is not responsible for any inventory driven in excess to Nortel forecast.

Part II: Non-reoccurring engineering (“NRE”) Payments & Pre-General Availability (“GA”) Product Purchases

Seller may submit invoices to Nortel Networks for NRE payments dated no earlier than the first calendar day of the quarter in which the work activity is to be completed, provided however if Nortel notifies Seller in writing before the first day of a calendar quarter that it wants Seller to stop the work activity that is the basis of the NRE, then Nortel will have no further obligations to Seller other than to pay Seller for work completed prior to the date of such notification. Nortel will pay such invoices upon Seller’s documented completion of the required activities and in accordance with Seller’s standard payment terms.

Two weeks before the end of each calendar quarter Seller must submit to Nortel a report that provides a status of their activity relative to the statement of work milestones.

Planned Timing	NRE Payments	Payment Milestone
4Q 2007	$****	OEM amendment signing including Statement of Work. This payment is for receipt of all Audiocodes content required to support AS 5300 Release 1 payment trigger
		Þ	Deliverables specified in Section 2 of the SOW are completed with the exception of **** on IAD

1Q 2008	$****	Known gating problems resolved in Audiocodes Release 5.4 and Nortel AS5300 successful PV entry for Release 1
		Þ	All deliverables specified in Sections 2.1, 2.2 and 2.3 of the SOW are completed (including **** on IAD)
		Þ	No content issues gating AS 5300 Release 1 PV entry
		Þ	Seller representation and warrant that it has executed a contract with a third party that enables AudioCodes to incorporate **** technology into the AudioCodes gateway

2Q 2008	$****	AS5300 Release 1.0 JITC entry
		Þ	Payment Trigger:
Delivery of Audiocodes specific content with no gating issued to JITC entry on April 28th, 2008

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Planned Timing	NRE Payments	Payment Milestone
3Q 2008	$****	Receipt of Audiocodes as specified in the SOW.
Payment Trigger:
		Þ	SOW sections 3.2 Items #7.1, #8.1 and #12,
		Þ	SOW section 3.3 Item #12
		Þ	SOW section 3.4 Item #12 and Item #14
		Þ	statement from Audiocodes that **** and **** delivery is on schedule for release by date committed in SOW sections 3.2 Items #7, and #8

4Q 2008	$****	Þ	Release of fixes required for entry into Nortel PV
		Þ	Provide **** content required for “saleable product”

1Q 2009	$****	Receipt of all Release 2 content at GA quality (as detailed in the Statement of Work) AS 5300 including all functionality
Payment Trigger:
		Þ	All deliverables specified in Section 3 of the SOW are completed (including **** and ****)
Totals	$****

Nortel shall buy the dollar quantity of Products set forth in the table below and pay in accordance with Nortel’s standard payment terms with Seller, unless Nortel notifies Seller to stop work on this project, in which case Nortel has no further obligation to Seller.

Timing	$ value of Product Purchases	Payment Milestone
4Q 2007	$****	Payment for lab build-out of Mediant 3000 PRI Gateways, MediaPack Analog Station Gateways and EMS systems including hardware and software. This represents a purchase of 10-12 PRI Gateways.
3Q 2008	$****	AS 5300 product that is ready for general availability including **** and **** functionality sufficient to enter CONUS pilot
Totals	$****

In the event that Seller either (a) cancels the feature development of the Mediant 3000 and/or MediaPack Gateway products as described in the Statement of Work (“SOW”) for reasons within its reasonable control prior to product general availability (“GA”) or (b) doesn’t fulfill its obligations under this Amendment #9, Nortel shall be entitled to return all the Products and products that it has purchased under this Agreement for a full refund of the NRE payment and the purchase price of the product. The refund attributed to the purchase price of the products shall be in the form of a credit against future purchases of products or Products from Seller.

Part III – Exclusivity

Seller acknowledges that Nortel Networks has exclusivity for **** (****) months to **** capability starting from the general availability (“GA”) date of the Audiocodes Mediant 3000 (M3K) gateway with **** functionality. During the applicable exclusivity period, Seller shall not use or sell the stated items in any form whatsoever other than to supply Product to Nortel Networks. Exclusivity shall expire if Nortel cancels the Project and claims refund of more than **** percent (****%) of the **** dollars ($****) in NRE payment unless other financial arrangements are agreed upon between the parties.

Part IV - Specifications:

References to telecommunications standards in this Exhibit will include amendments and replacements of the standards, as they occur from time to time during the Term. In the event of any conflict between the marking, labeling and packaging requirements set out in this Exhibit and those which may be set out in the Specifications, the requirements set out in the Specifications shall take precedence.

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Document ID	Description and specific provisions

Statement of Work	AS5300-Audiocodes PRI GW and IAD SOW AGREED Dec 7, 2007 v1 18. pdf (SHA-1 hash value of: 2CB89FEA4C41825874A2BC018618B782DA113F90) as revised and updated from time to time

Nortel Procurement Specification No. 00200	Issue No. 2, dated April 2006, as revised and updated from time to time

EMS Platform detailed hardware specification	a.	Resource EMS Server
	b.	Hardware Sun™ Fire™ V215
	c.	Operating System Solaris™ 64-bit, version 10
	d.	Memory1 GB RAM (EMS only). If the APS is to be loaded later, the server memory must be 2 GB.
	e.	Disk space 73 GB
	f.	Processor 1.5 GHz UltraSPARC IIIi
	g.	Swap space2 GB (EMS only). If the APS is to be loaded later, the swap space must be 4 GB.
	h.	CD/DVD-ROM Local
Note – Upon notice to Nortel, EMS hardware platform may change from time to time.

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ATTACHMENT 2

Exhibit P

EPIDEMIC FAILURE ELEMENTS

For purposes of determining whether an Epidemic Failure has occurred under Section 12.7 of the Agreement, the following will apply:

Cumulative Failure Rate = The total quantity of units of a Product that fail calculated and expressed as a percentage of the total number of units within the Installed Base or the Subpopulation identified, as applicable.

Failure in Time of Service or “FITS” Rate = The total quantity of units of a Product that fail calculated and expressed as a percentage of the cumulative operating time in years of all the units within that Installed Base or Subpopulation identified, as applicable.

Where,

M = Total number of units of a Product within the Installed Base or Subpopulation identified, as applicable

N =  Total number of units of a Product within the Installed Base or Subpopulation identified, as applicable, which units have experienced a failure to conform to the Specifications due to the same type of hardware defect

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